Send application and check to:
Cova Financial Life
Insurance Company
P. O. Box 10366
Des Moines, Iowa 50306-0366

Cova Financial Life Insurance Company

1.       OWNER (If different than Proposed Insured named in Item 3)

         Name___________________________________________________________________
               (First)              (Middle)                     (Last)

         Address________________________________________________________________
                                     (Street)
                ________________________________________________________________
                      (City)                          (State)           (Zip)

Soc. Sec. or Tax I.D. Number_____________________
Phone Number_________________________

2.       JOINT OWNER (If applicable)

         Name___________________________________________________________________
               (First)              (Middle)                           (Last)

         Address________________________________________________________________
                                    (Street)
                ________________________________________________________________
                     (City)                            (State)          (Zip)

Soc. Sec. or Tax I.D. Number_____________________
Phone Number_________________________

3.       PROPOSED INSURED

         Name___________________________________________________________________
             (First)                (Middle)                            (Last)

         Address________________________________________________________________
                                     (Street)
         _______________________________________________________________________
                    (City)                             (State)           (Zip)

         Occupation______________________

Sex   [ ] M [ ] F     Age_______

Birthdate____________/___________/___________
            (Month)     (Day)      (Year)

Place of Birth_______________________________
                 (City)   (State)  (Country)

Soc. Sec. No.________________________________

Phone Number_________________________________

4. PROPOSED JOINT INSURED (If applicable. Must be spouse of Proposed Insured named in Item 3)

         Name___________________________________________________________________
             (First)                (Middle)                            (Last)

         Address________________________________________________________________
                                    (Street)
                ________________________________________________________________
                 (City)                               (State)            (Zip)

         Occupation______________________

Sex [ ] M [ ] F       Age________________

Birthdate____________/___________/___________
            (Month)     (Day)       (Year)

Place of Birth_______________________________
                (City)   (State)  (Country)

Soc. Sec. No.__________________

Phone Number___________________


5. Has the Proposed Insured ever been diagnosed or treated for: cancer, heart attack, chest pain, stroke or insulin dependent diabetes? [ ] Yes [ ] No Proposed Joint Insured? [ ] Yes [ ] No

6.       AMOUNT OF INSURANCE/PREMIUM

         Initial Premium $________________

I (We) (Owner) acknowledge that it is my (our) intention that the policy be issued at the face amount corresponding to the maximum premium limit percentage. If not, choose one: [ ] 80% [ ] 90%

         Face Amount $_____________________

7.PREMIUM ALLOCATION
         (Must be whole percentages. Must equal 100%)

J.P. Morgan Investment Management
____% Select Equity Portfolio
____% Large Cap Stock Portfolio
____% Small Cap Stock Portfolio
____% International Equity Portfolio
____% Quality Bond Portfolio

Lord Abbett
____% Growth & Income Portfolio
____% Bond Debenture Portfolio

Conning
____% Money Market Portfolio

8.       ALLOCATION DURING RIGHT TO EXAMINE

As described in the accompanying Prospectus, the initial premium will be allocated to the Money Market Portfolio during the Right to Examine Period. Thereafter, the premiums will be allocated as directed in the Premium Allocation Section.

CONDITIONAL RECEIPT

*        A premium check must be made payable to the Company.
*        Do not make the check payable to the agent.
*        Do not leave the payee blank.

A payment of $________ in the form of a check made payable to Cova Financial Life Insurance Company was received from __________________ for the insurance applied for in the application which bears the same date as this Conditional Receipt.

         Signature of Agent_____________________         Date________________

This receipt is not valid unless it is signed by an agent of Cova. This receipt is not valid unless the required premium has been received by Cova and, when paid by check, is honored on its first presentation for payment.

*        No agent can change the terms of this conditional receipt.

If you do not hear from Cova about the proposed insurance within 60 days after the date of this Conditional Receipt, please call Cova at its toll free telephone number: 1-800-343-8496.

Insurance In Force - Insurance under this Conditional Receipt will be in force starting on the Start Date only. If each person proposed for insurance is a risk acceptable to Cova for the policy exactly as applied for, Cova will make its decision according to its current rules and practices.

(See other side)

9.       UNDERWRITING CONTACT INFORMATION PROPOSED INSURED

         Contact at:________________________       [ ] Home
                         (Phone Number)

                  [ ] Business_____________________
                                 (Phone Number)

         Best days and time________________________

         Special Remarks___________________________

PROPOSED JOINT INSURED
Contact at:       [ ] Home_________________________
                              (Phone Number)

                  [ ] Business______________________
                              (Phone Number)

Best days and time__________________________________

Special Remarks_____________________________________

10.      SUITABILITY

A. Is the policy applied for consistent with your insurance needs and financial objectives?

B. Do you understand that the amount and duration of the death benefit may vary, depending on the investment performance of the portfolios?

C. Do you understand that the policy values may increase or decrease, depending on the investment performance of the portfolios?

D.   Did you receive the current prospectus for the policy applied for?

E. Do you understand that the initial premium will be allocated to the Money Market Portfolio during the Right to Examine Period?

F. Will the policy applied for replace or change any existing life insurance or annuity?

[ ] Yes    [ ] No

[ ] Yes    [ ] No
[ ] Yes    [ ] No
[ ] Yes    [ ] No
[ ] Yes    [ ] No
[ ] Yes    [ ] No

11.      SPECIAL REQUESTS

12.      TRANSFER AUTHORIZATIONS

I (We) acknowledge that neither Cova Financial Life Insurance Company (Cova) nor any person authorized by Cova will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if Cova or such other person acted on telephone transfer instructions in good faith in reliance on this authorization.

Check here if you wish to authorize telephone transfer instructions. [ ]

Check here if you wish to authorize your Registered Representative/Agent to make transfers. [ ]


13.      DOLLAR COST AVERAGING TRANSFERS

I (We) authorize Dollar Cost Averaging Transfers of $______ to be transferred each month from the Conning Money Market Portfolio ($5,000 minimum or amount needed to complete all transfers.)

                  TO
                  J.P. Morgan Investment Management
                  _______% Select Equity Portfolio
                  _______% Large Cap Stock Portfolio
                  _______% Small Cap Stock Portfolio
                  _______% International Equity Portfolio
                  _______% Quality Bond Portfolio

                  Lord Abbett
                  _______% Growth and Income Portfolio
                  _______% Bond Debenture Portfolio
                  _______
                  _______
                    100   % Total

I (We) authorize transfers to be made for: [ ] 12 months [ ] 24 months [ ] 36 months [ ] 48 months [ ] 60 months Other _______ months

Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

14. REBALANCING TRANSFERS - I (We) authorize Rebalancing Transfers to be made in the applicable percentages elected in the Premium Payment Allocation section.

Transfers are to be made: [ ] quarterly [ ] semi-annually [ ] annually.

Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

CONDITIONAL RECEIPT

Start Date - For acceptable risks, any insurance under the terms of this Conditional Receipt begins on the Start Date, which is the latest of:

a)   The date of completion of all parts of the application; or

b) The date of completion of all medical or paramedical exams, tests, x-rays, and EKGs required by Cova; or

c) The date of Cova's receipt of all of the attending physician's statements and medical reports required by Cova; or

d)   A later date, if any, requested in the application; or

e)   The date of Cova's receipt of the initial premium.

Amount - The amount of insurance provided by this Conditional Receipt is the lesser of:

a)   The face amount of insurance applied for in the application; or

b)   For a Proposed Insured up to age 65: the initial premium plus $500,000; or

c)   For a Proposed Insured over age 65: the initial premium plus $200,000.

This amount includes any life insurance and accidental death benefits applied for or in force with Cova. The amount of insurance is subject to the Limitations Section.

Limitations - If a person proposed for insurance dies and insurance is in force under this Conditional Receipt, the benefits will be limited to a return of the premium paid for this Conditional Receipt if:

a) The death is a result of suicide while sane or self-destruction while insane; or

b)   All questions in the application have not been answered; or

c)   All answers in the application are not true and correct; or

d) The person proposed for insurance is not a risk acceptable to Cova for the policy as exactly applied.

End of Insurance - Once started, insurance under this Conditional Receipt will end at the earliest of:

a)   60 days after the date of the application; or

b) When Cova sends notice that the insurance cannot be issued for the policy exactly as applied for; or

c)   The date any policy issued goes into effect.


(See other side)

     15. ACKNOWLEDGMENT AND AUTHORIZATION - Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

     I (we) have read all the questions and answers in this application. All responses are true and complete to the best of my (our) knowledge and belief. No coverage will be in effect until: a full application has been signed by the proposed insured(s); and a policy has been issued; and the full first premium has been received by Cova. Any coverage will be subject to the terms and conditions of the policy.

     I (we) have received the notification about the Federal Fair Credit Reporting Act and the Medical Information Bureau.

     I (we) hereby authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; and any other organization, institution or person, that has any records or knowledge of me (us) or my (our) health, to give to Cova Financial Life Insurance Company, its Underwriters, or its reinsurers, or the Medical Information Bureau, any such information. This authorization is valid for two and one-half years from the date this form is signed. An exact copy of this authorization is as valid as the original.

     I (We) agree that the information and statements made on this application are true and correct to the best of my (our) knowledge and belief and are made as the basis of my (our) application.

     I (We) acknowledge receipt of the current prospectus(es) of Cova Variable Annuity Account One, Cova Series Trust and Lord Abbett Series Fund, Inc.

PAYMENTS AND VALUES PROVIDED BY THE POLICY FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. Complete Form W-9.

16.      SIGNATURES

                  ______________________________________________________________
                    City                         State                      Date

                  ______________________________________________________________
                  Signature of Proposed Insured

                  ______________________________________________________________
                  Signature of Proposed Joint Insured, if applicable

                  ______________________________________________________________
                  Signature of Owner if other than Proposed Insured

                  ______________________________________________________________
                  Signature of Joint Owner if applicable

17. AGENT'S REPORT Will the life insurance replace or change any existing life insurance or annuity?

         [ ] No     [ ] Yes (Indicate type and cost basis information.)

           Type     Cost Basis
         [ ] Life   Pre-TEFRA         $____________       $______________
                                       (Cost Basis)           (Gain)

         [ ] Annuity  Post-TEFRA      $____________       $______________
                                       (Cost Basis)           (Gain)

         Complete any required replacement forms.

Agent's Signature_________________________________

Phone_____________________________________________

Agent's Name and Number___________________________

Name and Address of Firm__________________________


Notice of Insurance Information Practices

* This notice must be detached and given to the Proposed Insured

Medical Information Bureau (Bureau) Notice - Information provided to Cova will be treated as confidential. But Cova or its reinsurers may make a brief report thereon to the Bureau. This is a non-profit membership organization of life insurance companies that operates an information exchange for its members. If you apply to a member company for life or health insurance or submit a claim for benefits, the Bureau, on request, will supply the member company with the information it may have in its file.

On request from you, the Bureau will arrange to disclose to you any information it may have in your file. If you question the accuracy of the contents of your file, you may contact the Bureau and seek a correction. Your request will be handled as provided for in the Fair Credit Reporting Act. The address of the Bureau's information office is: P.O. Box 105, Essex Station, Boston, Massachusetts 02212; Telephone Number: (617) 426-3680.

Cova or its reinsurers also may release information to those other life insurance companies to which you may apply for life or health insurance or submit a claim for benefits.

(See other side)

Notice of Insurance Information Practices

* This notice must be detached and given to the Proposed Insured

General Information Practices - As authorized by you when you complete the application, Cova may get information from sources other than the persons proposed for insurance. In certain circumstances Cova may give information it has gathered to third parties without your further authorization. Cova shares only as much information as is needed to accomplish the purpose of the disclosure. Cova discloses Medical Information Bureau information only to its reinsurers. Persons who are the subject of information Cova collects may have the right to access and correction. Cova may be required by law to furnish you with a detailed description of our information practices upon receipt of a request from you in writing.

Fair Credit Reporting Act Notice - As part of its regular procedures, Cova may get an investigative consumer report. This report may concern each person proposed for insurance. It may deal with character, general reputation, personal traits and mode of living. It may involve personal interviews with friends, neighbors, associates or other persons. You have the right to make, within a reasonable amount of time, a written request for details on the nature and scope of this report. You may have the right to ask to be interviewed in connection with the making of the report and, contact the consumer reporting agency to review a copy of the report. If you write to Cova, we will let you know whether Cova has in fact obtained a report, and if so, the name and address of the agency making the report.


(See other side)